Exhibit 99.1

JAKKS RESPONDS TO OAKTREE'S CONDITIONAL NON-BINDING EXPRESSION OF INTEREST

MALIBU, CALIFORNIA, October 5, 2011. In response to a letter to Jakks Pacific, Inc. (the "Company") from Oaktree Capital Management, L.P. ("Oaktree") dated September 13, 2011, the Company sent the following letter to Oaktree:

October 5, 2011

VIA E-MAIL AND FEDERAL EXPRESS

Mr. B. James Ford
Mr. Matthew Wilson
Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th floor
Los Angeles, CA 90071

Gentlemen:

I am writing on behalf of the Board of Directors (the “Board”) of JAKKS Pacific, Inc. (“JAKKS” or the “Company”) in response to your letter dated September 13, 2011, in which you express interest in discussing a “potential going private transaction at $20.00 per share,” subject to your ability to conduct due diligence and raise the necessary debt financing.

Since you first contacted the Company in March 2011, the Board has been engaged in a thorough process in order to carefully and seriously consider your non-binding indication of interest.  Among other things, the Company’s process has involved multiple meetings of the Board of Directors, numerous discussions and meetings with the Company’s outside advisors, and a meeting on May 10, 2011 with you and your advisors in Los Angeles to discuss your interest that I attended with one of our directors and representatives of our outside financial and legal advisors.

After a thorough review of your September 13, 2011 letter with the advice and assistance of its independent financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and special counsel, Skadden, Arps, Slate, Meagher & Flom LLP, the Board unanimously has determined that your indication of interest is inadequate and not in the best interests of the Company and its stockholders. The Board unanimously believes that this is not the right time to sell the Company, and that execution of the Company’s strategic plan – including potentially transformative projects planned and already underway – will provide significantly greater value to the Company’s stockholders.

We believe your intent is clear – Oaktree is attempting to take advantage of current adverse macro-economic conditions in order to buy JAKKS below its intrinsic value.  This seems to be consistent with Oaktree’s investment strategy, as described in your recent Registration Statement filed with the SEC:  “At our core, we are contrarian, value−oriented investors focused on buying securities and companies at prices below their intrinsic value and selling or exiting those investments when they become fairly or fully valued.”  We are unwilling to deprive our stockholders of the superior value we are confident we can deliver by executing on our strategic plan.

Your Indication of Interest Is Not an “Offer” and Remains Highly Conditional

In our communications with you, the JAKKS Board expressed its belief in and commitment to the Company’s strategic plan, while also reiterating its concerns about the highly conditional nature of your non-binding indication of interest.  Although more than six months have elapsed since the Board responded to your initial letter, your current indication of interest remains highly conditional, subject to completion of due diligence (which would allow Oaktree to abandon its interest for any reason or no reason at all) and your ability to raise the necessary debt financing.

The Company Believes its Strategic Plan Will Produce Significantly Greater Value For JAKKS Stockholders Than Your Indication of Interest

This is an exciting time for JAKKS.  The Company is in a growth mode that includes several lines of new proprietary products and valuable intellectual property.  The Monsuno property is ready for launch as a major televised cartoon series, line of toy products and licensing property, and the Company has entered into key partnerships relating to Monsuno with Nickelodeon, Fremantle, Dentsu and Topps.  We believe the Monsuno project and the skill set and key relationships that have been developed to bring it to fruition will lead to similar proprietary projects that should have a positive impact on our share price.  In addition, the Company has a number of new and promising proprietary and licensed products, including Baby Watch, Action Cam, Shogami and Winx Club, which could also be transformative and enhance stockholder value.  Finally, given its cash position, strong balance sheet and market conditions, the Company believes it is well positioned for continued growth and value creation, including through accretive acquisitions as it has done throughout its history – reinforcing the Board’s judgment that execution of its strategic plan will create significantly greater value for the Company’s stockholders than your indication of interest.

Conclusion

I want to emphasize that the Board is committed to increasing the Company’s value for all of our stockholders and we are confident that our actions will accrue to the benefit of all of our stockholders, including Oaktree.

Sincerely, /s/ STEPHEN G. BERMAN Stephen G. Berman Chief Executive Officer, President, Secretary and Director

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. (NASDAQ: JAKK) is a leading designer and marketer of toys and consumer products, with a wide range of products that feature some of the most popular brands and children's toy licenses in the world. JAKKS' diverse portfolio includes Action Figures, Electronics, Dolls, Dress-Up, Role Play, Halloween Costumes, Kids Furniture, Vehicles, Plush, Art Activity Kits, Seasonal Products, Infant/Pre-School, Construction Toys and Pet Toys sold under various proprietary brands including JAKKS Pacific®, Creative Designs International™, Road Champs®, Funnoodle®, JAKKS Pets™, Plug It In & Play TV Games™, Kids Only!™, Tollytots® and Disguise™. JAKKS is an award-winning licensee of several hundred nationally and internationally known trademarks including Disney®, Nickelodeon®, Warner Bros.®, Ultimate Fighting Championship®, Hello Kitty®, Graco®, Cabbage Patch Kids® and Pokémon®. www.jakks.com

This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS' products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, and difficulties with integrating acquired businesses.  The forward-looking statements contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

Additional Information

JAKKS Pacific, Inc. (the “Company”), its directors and certain of its officers may be deemed to be participants in any solicitation by the Company of proxies from stockholders in connection with Oaktree's indication of interest.  In the event of any proxy solicitation by the Company in connection with Oaktree's indication of interest, the Company plans to file a proxy statement (the "Proxy Statement") with the Securities and Exchange Commission (the “SEC”).  Information regarding the names of the Company’s directors and other participants in the solicitation and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement relating to its 2011 annual meeting of stockholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and the Company’s website at http://www.jakks.com.  Additional information regarding the interests of such potential participants will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with any solicitation by the Company relating to Oaktree's indication of interest.  In such event, promptly after filing its definitive Proxy Statement with the SEC, the Company will mail the definitive Proxy Statement and a form of proxy card to each stockholder entitled to deliver a proxy in connection therewith.

WE URGE INVESTORS TO READ THE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain, free of charge, copies of the Proxy Statement and any other documents filed by the Company with the SEC in connection with the Oaktree's indication of interest at the SEC’s website at http://www.sec.gov, at the Company’s website at http://www.jakks.com.

Contact
JAKKS Pacific, Inc.
Joel Bennett, 310-455-6210